Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made and dated as of June 23, 2015, and is entered into by and between ZP Opco, Inc., (f/k/a Zosano Pharma, Inc.), a Delaware corporation (“Borrower”), HERCULES CAPITAL FUNDING TRUST 2014-1, a Delaware statutory trust (“Trust”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC”, along with the Trust, collectively, “Lender”).

RECITALS

A.    Borrower and HTGC previously entered into that certain Loan and Security Agreement dated as of June 3, 2014 (the “Agreement”);

B.    Trust succeeded to certain of HTGC’s rights under the Agreement and the related Loan Documents (as defined in the Agreement);

C.    Borrower desires to increase the amount of the Term Loan and modify certain terms as more particularly set forth herein;

D.    Borrower, Trust and HTGC are willing to amend the Agreement as provided herein, and in connection herewith, Borrower’s parent corporation, Zosano Pharma Corporation (f/k/a ZP Holdings, Inc.), a Delaware corporation (“ZPC”) will be required to (i) consent to the amendment and agree to sign a supplement to the Joinder Agreement currently in effect, (ii) provide HTGC with a warrant to purchase shares of ZPC’s common stock on the terms and conditions as provided in such warrant (the “Warrant”); and (iii) clarify Section 2(b) of the warrant issued to HTGC as of June 3, 2014 as provided in the First Amendment to Warrant to be executed contemporaneously herewith; and

E.    Borrower acknowledges that without the additional consent, supplement to the Joinder Agreement, the Warrant and the First Amendment to Warrant, Trust and HTGC would not enter into the Amendment.

AGREEMENT

NOW, THEREFORE, based on the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Trust and HTGC agree as follows:

1.    Unless otherwise defined herein, all capitalized terms shall have the meaning provided in the Agreement. The recitals set forth above are hereby incorporated by reference.

2.    As of June 23, 2014, all references in the Loan Documents (and any amendments thereto) to Zosano Pharma, Inc. shall be deemed to be to ZP Opco, Inc., and all references to ZP Holdings, Inc. shall be deemed to be to Zosano Pharma Corporation.

3.    As of the Effective Date, the preamble to the Agreement is amended and restated as follows:

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 3, 2014, and is entered into by and between Zosano Pharma, Inc., a Delaware corporation (“Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC”, for itself and as agent for any successor or assignee of its interests hereunder (“Lender”)).

4.    As of the Effective Date, Recital A of the Agreement is amended and restated as follows:

A.    Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000) (the “Term Loan”), with the maximum amount each Lender is required to loan as set forth in Schedule A; and

5.    As of the Effective Date, Section 1.1 of the Agreement is amended to amend or add the following defined terms in proper alphabetical order:

“Amortization Date” means July 1, 2016; provided however, if the Interest Only Extension Conditions are satisfied, then January 1, 2017.

“Capital Stock Sale” means ZPC’s sale of shares of its non-redeemable capital stock during the Measurement Period.

“Interest Only Extension Conditions” means the occurrence to Lender’s reasonable satisfaction of each of the following events: (a) no default under any of the Loan Documents or Event of Default shall have occurred and be continuing, and (b) ZPC’s or Borrower’s receipt during the Measurement Period of at least Fifty Million Dollars ($50,000,000) (i) from a Capital Stock Sale; or (ii) from a Strategic Partnership; or (iii) from a combination of (i) and (ii).

“Maximum Term Loan Amount” means Fifteen Million and No/100 Dollars ($15,000,000).

“Measurement Period” means the period of time beginning on June 23, 2015 and ending on March 15, 2016.

“Strategic Partnership” means the execution and delivery during the Measurement Period of a license agreement, joint venture agreement or other strategic partnership agreement between Borrower or ZPC and a third party company.

“Term Loan Interest Rate” means (x) until June 23, 2015, for any day a per annum rate of interest equal to the greater of (i) 12.05% plus the Prime Rate minus 5.25%, and (ii) 12.05%, and (y) on and after June 23, 2015, “Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of (i) 7.95% plus the Prime Rate minus 5.25%, and (ii) 7.95%.

“Term Loan Maturity Date” means December 1, 2018.

“Warrant” means any warrant entered into between ZPC and HTGC in connection with the Loan, as may be amended, restated or modified from time to time.

6.    As of the Effective Date, Section 2.1 of the Agreement is amended and restated as follows, and a new Schedule A shall be deemed incorporated into the Agreement in the form of Schedule A, attached hereto:

2.1    Term Loan.

(a)    Advances.

(i)    Subject to the terms and conditions of this Agreement, an Advance of $4,000,000 of the Term Loan was made on the Closing Date.

(ii)    On June 23, 2015 and subject to the terms and conditions of this Agreement, Borrower shall request from HTGC, and HTGC shall make to Borrower, an Advance under the Term Loan in an amount equal to the Maximum Term Loan Amount less the then outstanding principal amount from all prior Advances made.

(iii)    No Lender shall be required to fund more than its pro rata share of the Term Loan as is provided on Schedule A, hereto.

(b)    Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Lender. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)    Interest. The principal balance of the Term Loan Advances shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time, and Lender shall give Borrower timely notice of each change to the Prime Rate.

(d)    Payment.

(i)    On the first Business Day of each month beginning July 1, 2014, Borrower will pay interest on the $4,000,000 Term Loan Advance made on or about the Closing Date. Repayment of such Term Loan Advance outstanding on December 31, 2014 shall be amortized in equal installments (based upon a 30 month amortization schedule) of principal and interest (mortgage style), and payment of such installments shall begin on January 1, 2015 and continue on the first Business Day of each month thereafter through June 1, 2015.

(ii)    On the first Business Day of each month beginning July 1, 2015, Borrower will pay interest on all Term Loan Advances. Repayment of such Term Loan Advances outstanding on the day before the Amortization Date shall be amortized in equal installments (based upon a 30 month amortization schedule) of principal and interest (mortgage style), and payment of such installments shall begin on the Amortization Date and continue on the first Business Day of each month thereafter, with all then outstanding amounts owed Lender hereunder to be paid on the Term Loan Maturity Date.

(iii)    Unless accelerated pursuant to Section 7.15, the entire Term Loan principal balance, all accrued but unpaid interest hereunder and any other outstanding Secured Obligations, shall be due and payable on the Term Loan Maturity Date. If accelerated pursuant to Section 7.15, the amount accelerated under Section 7.15 shall immediately be due and payable. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Advance.

7.    As of the Effective Date, Section 2.4 of the Agreement is amended and restated as follows:

2.4 Prepayment. At its option upon at least seven (7) Business Days prior notice to HTGC, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid after June 23, 2015 but prior to June 23, 2016, 1.0%; on or after June 23, 2016 but prior to June 23, 2017, 0.5% (each, a “Prepayment Charge”); and on or after June 23, 2017, no charge. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. On HTGC’s written request, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon a Change in Control.

8.    As of the Effective Date, Section 2.6 of the Agreement is amended and restated as follows:

2.6    End of Term Charge.

(a)    On the earliest to occur of (i) June 1, 2017, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $100,000. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(b)    On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $351,135.43. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of June 23, 2015.

9.    Borrower shall use approximately $11,400,000 of the Advance made on June 23, 2015 to prepay all Indebtedness subordinated under the BMR Subordination Agreement, including the Subordinated Debt (as defined in the BMR Subordination Agreement), such payment to be made substantially contemporaneously with the making of the Advance (the “BMR Prepayment”). Lender hereby consents to the BMR Prepayment and, in connection therewith, hereby waives the BMR Payment Notice, Lender’s right under Section 7.15(b) of the Agreement to accelerate any or all of the entire Term Loan principal balance, all accrued but unpaid interest thereunder and any other outstanding Secured Obligations, and Lender’s rights under Section 6 of the Subordination Agreement.

10.    This Amendment shall not be deemed to constitute an amendment to the Agreement except as expressly provided in Sections 2 through 9, and all other terms and conditions of the Agreement shall remain in full force and effect.

11.    This Amendment shall become effective on the occurrence of the following events (the “Effective Date”):

a.    Execution and delivery by Borrower and Lender of a signed copy of this Amendment;

b.    Borrower’s payment to Lender of a non-renewable facility charge of $75,000 (which amount may be deducted from the proceeds made available to Borrower under the Agreement, as amended by this Amendment). The facility charge shall be deemed fully earned on payment regardless of the early termination of the Agreement;

c.    Borrower’s payment of Lender’s legal costs and expenses, including attorneys’ fees, as provided in Section 14;

d.    Delivery of a signed Warrant and First Amendment to Warrant from Borrower to Lender in a form satisfactory to Lender; and

e.    Delivery of a signed supplement to the existing Joinder Agreement from ZPC in a form satisfactory to Lender.

12.    Borrower hereby represents and warrants to Lender as follows:

(a)    Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)    Other than the ZP Group LLC, Borrower has no other Subsidiaries.

(c)    The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation (or operating agreement, as applicable) or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(d)    No Event of Default exists under the Agreement, and all of Borrower’s representations and warranties contained in the Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(e)    Except as may be described in ZPC’s current and periodic reports under the Securities Exchange Act of 1934, as amended, no material amendments have been made to the Collaboration, Development and License Agreement between Borrower and Eli Lilly and Company, an Indiana corporation, dated as of November 21, 2014.

13.    The execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Agreement or a waiver of any breach or default under any of the other Loan Documents, whether or not known to Lender and whether or not existing on the date of this Amendment.

14.    Borrower hereby reaffirms its agreement under Section 11.11 of the Agreement, to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Lender is authorized to initiate payment of all such fees pursuant to the existing ACH Authorization previously delivered in connection with the Agreement. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

15.    Release.

(a)    Borrower, for itself and on behalf of its heirs, legal representatives, marital communities, and successors and assigns, as applicable, hereby releases Lender and all of its Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for obligations arising hereafter under this Amendment and the other Loan Documents, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).

(b)    Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Note or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Note and all statutory claims and causes of action of every nature.

(c)    In connection with the release contained in this Section 15 (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations arising from, based upon or related to the Loan Documents, known or unknown, suspected or unsuspected, that exist as of the date of this Amendment, may exist as of the date of this Amendment or heretofore have existed by Borrower against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Agreement shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.

(d)    The Release contained in this Agreement shall be effective and irrevocable upon the execution of this Agreement by Lender and Borrower and shall be deemed affirmed and restated upon, and effective as of, the Effective Date without any further documentation.

(e)    BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE OF THIS AMENDMENT. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE PROPERTY OR THE LOAN ON OR PRIOR TO THE DATE OF THIS AMENDMENT.

(f)    THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

(g)    Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

16.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

(signatures provided on the next page)

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this First Amendment to Loan and Security Agreement as of the date and year first above written.

BORROWER:

ZP OPCO, INC.

Signature:	/s/ Vikram Lamba
By:	Vikram Lamba
Title:	President

Accepted in Palo Alto, California:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Print Name:	Ben Bang
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2014-1

Signature:	/s/ Ben Bang
Print Name:	Ben Bang
Title:	Associate General Counsel

Schedule A

Commitments

COMMITMENTS

LENDER	TERM COMMITMENT
HERCULES CAPITAL FUNDING TRUST 2014-1	$3,295,485.55
HERCULES TECHNOLOGY GROWTH CAPITAL, INC	$11,704,514.45
TOTAL COMMITMENTS	$15,000,000